Exhibit 8.1

Sidley Austin LLP 1000 Louisiana Street Suite 5900 Houston, TX 77002 +1 713 495 4500 +1 713 495 7799 Fax AMERICA ● ASIA PACIFIC ● EUROPE

July 13, 2026

Hennessy Capital Investment Corp. VII

195 US Hwy 50, Suite 207

Zephyr Cove, Nevada

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are United States tax counsel to Hennessy Capital Investment Corp. VII, a Cayman Islands exempted company (“SPAC”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-292440) originally filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2025, under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of October 22, 2025 (the “Business Combination Agreement”), by and among (i) SPAC, (ii) Solis Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the SPAC (“Merger Sub”), and (iii) ONE Nuclear Energy, LLC, a Delaware limited liability company (“ONE Nuclear”). Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement or the Business Combination Agreement, as applicable.

You have requested our opinion concerning the discussion of the Domestication set forth in the section entitled “Material U.S. Federal Income Tax Considerations for Holders of HVII Class A Ordinary Shares and New ONE Nuclear Common Stock — I. Tax Treatment of the Domestication” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.	All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Transactions (as defined below);

b.	All factual representations, warranties, covenants and statements made or agreed to by the parties to (i) the Registration Statement, including the Plan of Domestication as an exhibit thereto, (ii) the Business Combination Agreement, (iii) the Sponsor Support Agreement, (iv) such other documents as we have deemed necessary or appropriate for purposes of enabling us to render the opinion set forth below, and (v) the officer’s certificate provided to us by SPAC, (clause (ii) through (iv) collectively, the “Agreements,” and together with the Registration Statement and clause (v), the “Documents”), are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of the Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

c.	The descriptions of SPAC in the Registration Statement, the registration statement filed in connection with SPAC’s initial public offering, and SPAC’s other public filings are true, accurate and complete;

d.	The descriptions of SPAC, Merger Sub, and ONE Nuclear in the Registration Statement are true, accurate and complete;

e.	The description of the Domestication and other transactions of or related to the Business Combination (together, the “Transactions”) in the Registration Statement (including the Plan of Domestication as an exhibit thereto) and the other Documents is and will remain true, accurate and complete, all such Transactions will be consummated in accordance with such description and with the Business Combination Agreement and the other Documents, without any waiver or breach of any material provision thereof, and the Transactions will be effective under applicable corporate law as described in the Business Combination Agreement and the other Documents;

f.	The Documents represent the entire understanding of the parties with respect to the Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; and

g.	SPAC, ONE Nuclear and all other relevant Persons will report the Domestication for all U.S. federal income tax reporting purposes in a manner consistent with this opinion. All applicable reporting requirements with respect to the Domestication have been or will be satisfied.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions in connection with the Transactions, or any matter other than those specifically covered by this opinion, including any transactions that may occur after the Closing, or described in the Registration Statement other than the opinion set forth below. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, subject to the assumptions, limitations and qualifications stated therein, and does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in “Material U.S. Federal Income Tax Considerations for Holders of HVII Class A Ordinary Shares and New ONE Nuclear Common Stock,” (ii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291 to 1297 of the Code, or (iii) the application of Section 367 of the Code to the Domestication.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Subject to and based on the limitations, assumptions, and qualifications described herein and in the Registration Statement, and subject to and based on tax representations to be obtained from SPAC, we confirm that the Domestication should qualify as a reorganization described in Section 368(a)(1)(F) of the Code for U.S. federal income tax purposes.

This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name and this opinion in the Tax Disclosure. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP